 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2026

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

4400 Route 9 South, Suite 3100, Freehold, NJ 07728

(Address of principal executive offices, including zip code)

(732) 780-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 19, 2026 (the “Issuance Date”), Avalon Globocare Corp. (the “Company”) entered into a securities purchase agreement (the “SPA”) with an accredited investor pursuant to which the Company issued to the investor a promissory note in the principal amount of $233,910 (inclusive of a $26,910 original issuance discount) (the “Note”) for gross proceeds of $207,000.

The Note matures on February 15, 2027 and has a one-time interest charge equal to 12% of the principal amount, or $28,069, payable in cash, or upon the occurrence of an Event of Default (as defined in the Note), may be converted into shares of the Company’s common stock as set forth in the Note. Any principal or accrued but unpaid interest on the Note which is not paid when due shall accrue interest at a rate of 22% per annum (the “Default Interest”). The Note may be prepaid at any time with no penalty upon prior written notice to the investor and the percentage that must be prepaid is as follows: (i) if the Company prepays the Note on a date that is prior to the date that is 90 days from the Issuance Date, the Company shall pay 96% of the principal amount of the Note together with accrued interest thereon; (ii) if the Company prepays the Note on the date that is on or after 91 days after the Issuance Date but before the 151st date after the Issuance Date, the Company shall pay 97% of the principal amount of the Note together with accrued interest thereon; and (iii) if the Company prepays the Note on the date that is on or after 151 days after the Issuance Date but before the 181st date after the Issuance Date, the Company shall pay 98% of the principal amount of the Note together with accrued interest thereon. Notwithstanding the foregoing, the principal amount of the Note together with accrued but unpaid interest shall be paid as follows: (i) $144,088 shall be paid on August 15, 2026 and (ii) the Company shall pay monthly installments of $19,648.50 each month from September 15, 2026 through February 15, 2027.

Pursuant to the terms of the Note, while the Note is outstanding, the Company may not sell, lease or dispose of any significant portion of its assets outside of the ordinary course of business without the investor’s prior written consent. Upon the occurrence of an Event of Default, the Note shall become immediately due and payable in an amount equal to 150% multiplied by the sum of (i) the outstanding principal amount of the Note, (ii) accrued but unpaid interest on the Note, (iii) Default Interest, if any, on the Note and (iv) such other amounts due and payable pursuant to the terms of the Note. Upon the occurrence of an Event of Default, the investor may convert the Note into shares of the Company’s common stock (the “Conversion Shares” and together with the Note, the “Securities”) at the Conversion Price. “Conversion Price” means 75% multiplied by the Market Price (as defined in the Note). Notwithstanding the foregoing, the Company is prohibited from effecting a conversion of the Note to the extent that, as a result of such conversion, the investor together with its affiliates, would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the Conversion Shares. Furthermore, the Company is prohibited from effecting a conversion of the Note to the extent that, as a result of such conversion, the issuance of the Conversion Shares would exceed 19.99% of the Company’s common stock outstanding as of the Issuance Date without first obtaining stockholder approval. Pursuant to the Note, the investor shall be entitled to deduct $1,500 from the conversion amount for each notice of conversion to cover its fees associated with such conversion.

The foregoing description of the SPA and the Note are not complete and are qualified in their entirety by reference to the full text of the forms of the SPA and Note, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 relating to the issuance of the Note is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

References to the offering of the Securities set forth under Item 1.01 are incorporated by reference into this Item 3.02. The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2026, each of William B. Stilley, III, Wilbert J. Tauzin II and Tevi Troy informed the Company that they will be resigning from the Company’s Board of Directors (the “Board”) as well as the Company’s Board committees on which they respectively served effective as of February 24, 2026. Messrs. Stilley’s, Tauzin’s and Troy’s resignations were not the result of any disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

As a result of the vacancies created by the resignations of Messrs. Stilley, Tauzin and Troy, on February 24, 2026, the Board appointed (i) Lourdes Felix as a member and Chair of the audit committee and member of the compensation committee; (ii) Michael Mathews as a member of the audit committee, the compensation committee and the nominating and corporate governance committee and Chair of the nominating and corporate governance committee; and (ii) Steven Sanders as lead independent director and Chair of the compensation committee. All of the foregoing appointments are effective as of February 24, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Securities Purchase Agreement dated February 19, 2026
10.2	Promissory Note dated February 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: February 25, 2026	By:	/s/ Luisa Ingargiola
	Name:	Luisa Ingargiola
	Title:	Chief Financial Officer